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                                                                    EXHIBIT 23.3



                         Independent Auditors' Consent


The Partners and Management Committee
Great Lakes Gas Transmission Limited Partnership:


We consent to the use of our report dated January 8, 2003, relating to the consolidated financial statements of Great Lakes Gas Transmission Limited Partnership included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Detroit, Michigan
June 3, 2003